                                                                EXHIBIT 10.41


                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT (this "Sublease") is made this twenty-third day of June 1997, by and between ACG (U.S.) Inc., having an office at 2915 S. Daimler Street, Santa Ana, California 92705-5810 ("Sublessor"), and Graphix Zone, a California corporation, dba Ignite incorporated, having an office at 42 Corporate Park, Suite 200, Irvine, CA 92714 ("Sublessee)".

                                    RECITALS
                                    --------

        A. Whereas, Sublessor, as lessee, entered into a lease with DAIMLER COMMERCE PARTNERS, L.P., a California limited partnership, as lessor (the "Prime Lessor"), dated August 1, 1996, leasing certain space at 2915 S. Daimler Street, Santa Ana, California 92705-5810 (the "Prime Premises"), which lease is hereinafter referred to as the "Prime Lease."

        B. Whereas, Sublessor and Sublessee have agreed that Sublessor shall sublet approximately 2,100 square feet of the Prime Premises to Sublessee (the "Subleased Premises") as depicted on Exhibits "A" and "B" attached hereto and incorporated herein.

                                   COVENANTS
                                   ---------

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Premises. Sublessor, hereby subleases to Sublessee the Subleased Premises subject to the terms and conditions contained herein.

        2. Term. The term of this Sublease (the "Term") shall commence on June 23, 1997 (the "Commencement Date"), and continue on a month to month basis until (unless sooner terminated by Sublessor and Sublessee pursuant to the terms hereof) the termination of the Prime Lease as provided in Section 1.05 of the Prime Lease (the "Termination Date"). Notwithstanding the foregoing, Sublessor and Sublessee may each terminate this Sublease upon thirty (30) days' written notice to the other party.

        3. Rent.

           (a) During the term hereof, Sublessee shall pay Sublessor as rent for the Sublease of the Subleased Premises $1,785.00 per month. The sublessee shall pay for its own utilities, liability and property insurance, janitorial service, security alarm service and all other normal facility expenses; except
(i) real property tax, (ii) premiums, costs, expenses and deductibles of insurance maintained by Prime Lessor or Sublessor pursuant to the Prime Lease, and (iii) common area maintenance costs.

           (b) Upon execution of this Sublease, Sublessee shall pay to Sublessor the Rent due for the first month of the Term. All Rent payable hereunder shall be paid in advance on the first day of each succeeding calendar month during the Term, with Rent due hereunder apportioned for any fractional calendar months for which Rent is due. All payments required to be made by Sublessee pursuant to the terms hereof shall be paid in lawful money of the United States of America, without notice, setoff, or deduction, at the address of Sublessor set forth above, or such other place as Sublessor may from time to time designate in writing.

        4. Use. The Subleased Premises shall be used for the Permitted Uses set forth in the Prime Lease and for no other purpose.

        5. Assignment. Sublessee shall not assign this Sublease nor sublet the Subleased Premises in whole or in part; and shall not permit Sublessee's interest in this to be vested in any third party by operation of law or otherwise.

        6. Services and Rights. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease and that for all such services and rights Sublessee will look to the Prime Lessor.

        7. Indemnity. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee under the Prime Lease or any other act or omission by Sublessee, its employees, agents, contractors and invitees on or about the Subleased Premises or the Prime Premises or otherwise arising out of or related to this Sublease except and to the extent caused by the gross negligence or willful misconduct of Sublessor.

        8. Security Deposit. Sublessee shall pay the Sublessor on the execution and delivery of this Sublease the sum of Seventeen hundred and eight five dollars ($1,785.00) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, including but not limited to payment of Rent and additional rent or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damage shall accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the demised term and after surrender of possession of the Subleased Premises to Sublessor and/or Prime Lessor.

        9. Possession. Sublessee hereby acknowledges that Sublessee has accepted the Subleased Premises in their existing condition "as is" and that Sublessor has made no representations or warranties concerning the condition of the Subleased Premises, whether the condition complies with the requirements of law or as to its fitness for the use intended by Sublessee.

        10. Prime Lease. It is expressly understood, acknowledged and agreed by Sublessee that all of the terms, conditions and covenants of the Prime Lease, except as expressly modified by the terms of this Sublease, shall apply to this Sublease, as though such terms, conditions and covenants were fully set forth herein. Sublessee shall and hereby agrees to be subject to and bound by and to comply with all of the provisions of the Prime Lease, except as expressly modified by the terms of this Sublease, to satisfy all applicable terms and conditions of the Prime Lease, except as expressly modified by the terms of this Sublease, for the benefit of both Sublessor and Prime Lessor. It is understood and agreed that wherever in those provisions of the Prime Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and wherever in those provisions of the Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted. Upon the breach of any of those terms, conditions or covenants of the Lease, except as expressly modified by the terms of this Sublease, by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Sublessor by the Lease. In the event of any conflict between this Sublease and the Lease, except as otherwise specifically provided in this Sublease, the terms of the Lease shall control. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Prime Lease and agrees that this Sublease is subordinate and subject to the Prime Lease and that any termination thereof without the fault of Sublessor shall likewise terminate this Sublease.

        11. Late Charges. Sublessee's failure to pay rent promptly may cause sublessor to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Sublessor by third parties. Therefore, if sublessor does not receive any rent payment within ten (10) days after it becomes due, sublessee shall pay sublessor a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs sublessor will incur by reason of such late payment.

        12. Interest on Past Due Obligations. Any amount owed by sublessee to sublessor which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by sublessee under this sublease. The payment of interest on such amounts shall not excuse or cure any default by sublessee under this sublease. If the interest rate specified in this sublease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

        13. Legal Costs. If sublessee or sublessor shall be in breach or default under this sublease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the defaulting Party under this sublease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this sublease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Sublessee shall also indemnify sublessor against and hold sublessor harmless from all costs, expenses, demands and liability sublessor may incur if sublessor becomes or is made a party to any claim or action (a) instituted by sublessee against any third party, or by any third party against sublessee, or by or against any person holding any interest under or using the Property by license of or agreement with sublessee; (b) for foreclosure of any lien for labor or material furnished to or for sublessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of sublessee or such other person; or (d) necessary to protect sublessor's interest under this sublease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Sublessee shall defend sublessor against any such claim or action at sublessee's expense with counsel reasonably acceptable to sublessor or, at sublessor's election, sublessee shall reimburse sublessor for any legal fees or costs sublessor incurs in any such claim or action.

        14. Sole Agreement. This Sublease, its Exhibits and the Prime Lease and its Exhibits constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions hereof. All prior agreements, representations, negotiations and understandings of the parties, oral or written, express or implied, are superseded hereby and merged herein.

        15. Notices. All notices and demands that may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Sublessor to Sublessee shall be personally delivered, posted or sent by United States certified or registered mail, postage prepaid, addressed to Sublessee at the Subleased Premises. All notices and demands by Sublessee to Sublessor shall be personally delivered or sent by United States certified or registered mail, postage prepaid, addressed to Sublessor at the Prime Premises, or to such other place as Sublessor may from time to time designate in a notice to the Sublessee.

        16. Relationship. Nothing herein contained shall be construed as creating a partnership or joint venture between Sublessor and Sublessee or between Sublessor and any other party, or cause Sublessor to be responsible in any way for the debts or obligations of Sublessee or any other party.

        17. Severability. In case any provision of this Sublease is invalid, illegal or unenforceable, such provision shall be severable from the rest of this Sublease, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

        18. Governing Law. This Sublease shall be governed by and construed in all respects according to the laws of the State of California, as such laws are applied to contracts between California residents entered into and to be performed entirely within California.

        19. Headings. Headings of the sections of this Sublease are inserted for convenience only and shall not be deemed to constitute a part hereof.

        20. Amendment. This Sublease may be modified or amended only by written instrument duly executed by the parties hereto.

        21. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but shall in the aggregate constitute one and the same document.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

Sublessee:
Ignite Incorporated
a California corporation


By:     /s/ DAVID HIRSCHHORN
   -------------------------------
     Name:   David Hirschhorn
     Title:  President

Sublessor:
ACG (U.S.) Inc.,
a California corporation


By:      /s/  JOHN AUYEUNG
   --------------------------------
     John AuYeung, Ph.D.
     President


                             PRIME LESSOR'S CONSENT

        The undersigned, the Prime Lessor referred to in the foregoing Sublease, hereby consents to subleasing of the Subleased Premises in accordance with the terms and conditions of the foregoing Sublease. This consent does not constitute any waiver of Prime Lessor's rights related to any other subleasing or assignment of the Prime Premises or rights to consent to any amendment or modification of the foregoing Sublease all in accordance with the terms and conditions of the Prime Lease.

DAIMLER COMMENCE PARTNERS, L.P.,
a California limited partnership

By:     CONIFER INVESTMENTS, INC.,
        a California corporation
        Its General Partner


        By:     /s/ MISAKO YUEN
           ---------------------------
                Misako Yuen
                President

        Dated:  07/15/97
              ------------